Exhibit 5.2

The Bank of New York
One Canada Square
London
E14 5AL

6 July 2005

Re: Form S-4 Registration Statement (Reg. 333-124731)

Gentlemen and Ladies:

We have acted as English law counsel to Constar International UK Limited (the “Covered Entity”), in connection with the preparation and filing of the Registration Statement on Form S-4 (Registration No. 333-124731) originally filed by Constar International Inc. (the “Issuer”), the Covered Entity and the other registrants (together with the Covered Entity, the “Guarantors”) on 9 May 2005 with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as amended, (the “Registration Statement”). Upon the effectiveness of the Registration Statement, the Issuer and the Guarantors propose to offer to exchange (the “Exchange Offer”) up to $220,000,000 aggregate principal amount of the Issuer’ new Senior Secured Floating Rate Notes due 2012 (the “New Floating Rate Notes”) and the guarantees thereof issued by the Guarantors (the “New Floating Rate Note Guarantees”) registered under the Securities Act, for an equal aggregate principal amount of the Issuer’ outstanding Senior Secured Floating Rate Notes due 2012 (the “Old Floating Rate Notes”) and the guarantees thereof issued by the Guarantors (the “Old Floating Rate Note Guarantees”), pursuant to the Registration Rights Agreements (the “Registration Rights Agreements”) by and among the Issuer, the Guarantors named therein, and the Initial Purchasers named therein, incorporated by reference to the Registration Statement. The New Floating Rate Notes and the New Floating Rate Note Guarantees are to be issued pursuant to the terms of the indenture dated 11 February 2005 by and among the Issuer, the Guarantors named therein and The Bank of New York, (the “Trustee”), incorporated by reference to the Registration Statement (the “Indenture”).

In connection with the foregoing, we have reviewed such records, documents, agreements and certificates and examined such questions of law, as we have considered necessary or appropriate for the purposes of this opinion, including:

(a)	the Registration Statement;

(b)	the Indenture;

(c)	the memorandum and articles of association of the Covered Entity;

(d)	the resolutions of the sole director of the Covered Entity; and

(e)	a power of attorney granted by the Covered Entity in favour of William S. Rymer.

In making our examination of records, documents and certificates, we have assumed the authenticity of the same, the correctness of the information contained therein, the genuineness of all signatures, the legal capacity of all individuals, the authority of all persons entering and maintaining records or executing documents and certificates (other than persons executing documents and certificates on behalf of the Covered Entity), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents and certificates. In rendering our opinions, we have relied as to factual matters upon certificates of public officials and representations of the directors of the Covered Entity, including the completeness, truth and accuracy of any official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials.

We have assumed that the Indenture has been duly authorized, executed and delivered by each of the parties thereto (other than the Covered Entity) and constitute the legal, valid and binding agreements of each of the parties thereto and that the acceptance, execution and performance of the obligations of the Covered Entity under the New Floating Rate Note Guarantees will not result in the breach of, or infringe or require any consent under, any other agreement, deed or arrangement entered into by or binding on the Covered Entity.

We have further assumed that the information disclosed by our company search in respect of the Covered Entity on 24 June 2005 was complete and accurate when obtained and that all information required to be filed with or delivered to the Registrar of Companies in respect of the Covered Entity had been so filed or delivered at the time of such search and enquiry, and that such search and enquiry did not fail to disclose any information which had been filed with or delivered to the Registrar of Companies but had not been processed at the time when the search was conducted and the enquiry was made. Further, that the information revealed by our searches on 24 June 2005 of the public on-line records of the Covered Entity maintained at Companies House and our oral enquiries of the Central Registry of Winding up was accurate in all respects and has not since the time of such searches or enquiries been altered.

Based upon foregoing and subject to the qualifications set out below and subject to matters not disclosed to us and to matters of fact which would affect the conclusions set out below, we are of the opinion that:

1.	The Covered Entity is a private company limited by shares duly incorporated and validly existing under the laws of England and Wales.

2.	All corporate action required by the Covered Entity to authorise the execution and delivery of the New Floating Rate Note Guarantees has been duly taken.

Our opinion is subject to each of the following qualifications:

1.	our searches of the public on-line records maintained at Companies House are not conclusively capable of revealing whether or not:

1.1	a winding up order has been made or a resolution passed for the winding up of a company; or

1.2	an administration order has been made; or

1.3	a receiver, administrative receiver, administrator or liquidator has been appointed,

as notice of these matters may not be filed with the Registrar of Companies immediately and, when filed, may not be entered on the public records of the relevant company immediately. In addition, that search is not capable of revealing, prior to the making of the relevant order, whether or not a winding up petition or a petition for an administration order has been presented;

2.	our enquiries at the Central Registry of Winding up Petitions relate only to a compulsory winding up and are not conclusively capable of revealing whether or not a winding up petition in respect of a compulsory winding up has been presented since details of the petition may not have been entered on the records of the Central Registry of Winding up Petitions immediately or, in the case of a petition presented to a County Court, may not have been notified to the Central Registry and entered on such records at all;

3.	we express no opinion on whether the New Floating Rate Note Guarantees may result in the breach of any restrictions on borrowing or the giving of security imposed on the Covered Entity by any instrument to which the Covered Entity is a party or by which it may be bound;

4.	whilst we are of the opinion that Covered Entity has the necessary powers under its Memorandum of Association to enter into the obligations in the New Floating Rate Note Guarantee to which it is a party, the directors of the Covered Entity must exercise those powers bona fide in the interests of the Covered Entity, which may involve demonstrating a sufficient commercial benefit for the Covered Entity from the arrangements contemplated by the New Floating Rate Note Guarantees, and/or Registration Statement as to which, we express no opinion.

Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

We should also like to make the observation that we are not counsel to the Issuer, the Trustee, any holders of the Notes or any Guarantor other than the Covered Entity. We have not considered the particular circumstances of any of the Issuer, the Trustee, any holders of the Notes or any Guarantor other that the Covered Entity nor the effect of any such particular circumstances on any of the New Floating Rate Note Guarantees

This opinion is limited to the laws of England and Wales, and we express no opinion as to the laws of any other jurisdiction. This opinion does not relate to facts or laws or to the interpretation of laws after the date of this opinion and we do not assume any obligation to update this opinion or to inform you of any changes to facts or laws.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act. Other than in connection with the Registration Statement, this opinion is not to otherwise be made available to or relied upon by any person other than the Trustee, nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority.

Yours truly,

/s/ Dechert LLP

Dechert LLP